UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15,  2017

ARC Group Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-33400	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of principal executive offices)	(Zip Code)

(303) 467-5236
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 15, 2017, ARC Group Worldwide, Inc.  (“ARC” and the “Company”) executed and closed the sale of the sale of substantially all of the assets of its non-core subsidiary, General Flange & Forge LLC (“GF&F”) to GFFC Holdings, LLC (“GFFC”) pursuant to the terms and conditions of an Asset Purchase Agreement (the “APA”).  The total sale price for the purchase of the9-1 GF&F assets by GFFC was $3.0 million in cash, subject to certain working capital adjustments and $200,000 held back that will be paid upon release of certain GF&F third party equipment liens.  The APA contains typical representations, warranties, covenants and indemnification provisions that are customary for transactions of this type.

GFFC is owned in part by Quadrant Management Inc. (“QMI”), which is an affiliate of the Company.  The Company’s Chairman, Mr. Alan Quasha, serves as the Chief Executive Officer of QMI.  The sale of GF&F was therefore a related party transaction.  Accordingly, certain special procedures related to the sale were taken by the Board of Directors.  The GF&F sale was made pursuant to an industry-wide auction undertaken on behalf of the Company by a registered investment banking organization that managed the sale process with prospective bidders.  GFFC entered into the bidding for the GF&F assets only after the first rounds of the auction indicated uncertainty both in respect to the timing for closing any prospective sale and achieving the Company’s valuation objectives.  Mr. Quasha recused himself from any deliberations or voting by the Board of Directors in respect of the sale of the GF&F assets to GFFC.  The Board of Directors appointed a special committee consisting solely of independent directors to oversee and negotiate the sale process.  The special committee engaged its own independent legal counsel to advise the special committee in respect of the drafting of the asset sale agreement and ancillary transaction documents in accordance with customary terms and conditions for transactions of this type.  In this manner, the special committee was able to conclude that the sale price and the terms and conditions for the purchase of the GF&F assets by GFFC were superior to any other offers, as well as fair and reasonable to the Company and its shareholders.

An affiliate of QMI was previously the majority owner of several ARC subsidiaries, including GF&F, prior to August 8, 2012.

Item 7.01 Regulation FD Disclosure.

On September 15, 2017, the Company issued a press release announcing the sale of GF&F pursuant to the APA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  The information contained in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on September 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
Date: September 18, 2017	/s/ Drew Kelley
Drew Kelley
Chief Financial Officer